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                                                                    Exhibit 12.1

                           Newcastle Investment Corp.
                       Ratio of Earnings to Fixed Charges

                                                                                                  Period from
                                                                                                  May 11, 1998
                                                          Year Ended December 31,                     to
                                                2002         2001          2000        1999       Dec 31, 1998
                                                ----         ----          ----        ----       ------------
Income (loss) before equity in earnings
    of unconsolidated subsidiaries             $30,611      $33,293      $34,019      $ 7,693        $  (2,019)

Fixed charges, as defined, included above       49,527       35,863       36,897       19,741               --

Distributed income of equity investees           1,764        3,949           --           --               --
                                               -------      -------      -------     --------        ---------
Earnings, as defined                           $81,902      $73,105      $70,916      $27,434           $(2,019)

Fixed charges, as defined (A)                  $50,689      $38,403      $38,981      $19,741          $    --
                                               -------      -------      -------     --------        ---------
Ratio of Earnings to Fixed Charges                1.62         1.90         1.82         1.39              N/A
                                               =======      =======      =======     ========        =========

(A) Fixed charges, as defined:
Interest expense                               $49,527      $35,863      $36,897      $19,741          $    --
Preferred dividends and related accretion        1,162        2,540        2,084           --               --
                                               -------      -------      -------     --------        ---------
Fixed charges, as defined                      $50,689      $38,403      $38,981      $19,741          $    --
                                               =======      =======      =======     ========        =========
